Prepared by: Approved by: Last updated: Version: Thommessen Board of Directors 1 September 2023 4.0 INSIDER MANUAL FOR EMPLOYEES This insider manual applies for all employees and board members in FLEX LNG Ltd. (the "Company") and its subsidiaries (collectively the "Employees") 1. INTRODUCTION 1.1 The Company is a public company whose shares are listed on Oslo Børs and therefore subject to the Market Abuse Regulation (EU) 596/2014, including certain Commission Delegated/Implementing Regulation and Directives, as incorporated in the Norwegian Securities Trading Act (the "Securities Trading Act") and in the continuing obligations for companies with securities admitted to trading on Oslo Børs, as resolved by the Oslo Stock Exchange (collectively referred to as "Applicable Securities Legislation"). There is a general prohibition against misuse of Inside Information (as defined below) related to financial instruments listed at a regulated market (e.g. Oslo Børs, Euronext Expand), as well as rules on duty of confidentiality and due care in information handling and prohibition against giving advice, applicable for all persons in possession of Inside Information. The Company has pursuant to the Securities Trading Act a duty to keep lists of persons who are given access to Inside Information, which shall be submitted to Oslo Børs and the Financial Supervisory Authority of Norway (Nw: Finanstilsynet) upon request. Since the Company is a public company whose shares are also listed on the New York Stock Exchange (the "NYSE") and registered under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") the Company is subject to a number of laws concerning transactions in the Company's shares and other publicly traded securities. The Exchange Act prohibits each employee, officer and director of the Company and certain other people with whom they have relationships, from purchasing or selling securities of the Company while such person is aware of Material Non-Public Information (as defined below), or from disclosing Material Non-Public Information to others. Employees must also comply with both the NYSE and the Securities and Exchange Commission (the "Commission") rules when handling Material Non-Public Information. 1.2 It is of great importance to the Company that the authorities' requirements for securities trading are observed, and the Company has therefore adopted this insider manual. 1.3 The Company emphasizes that each person is responsible for ensuring that his/her securities trading, including trading executed on his/her behalf, is carried out in accordance with the at all times prevailing laws and regulations for the relevant type of trade. Violation of the Applicable Securities Regulations is subject to criminal liability and administrative sanctions.

Prepared by: Approved by: Last updated: Version: Thommessen Board of Directors 1 September 2023 4.0 1.4 The Company's representative in charge of insider trading matters is Knut Traaholt, CFO of Flex LNG Management AS (the “CFO”). If you have any questions regarding the insider regulations or procedures, please contact him on e-mail knut.traaholt@flexlng.com. 2. Definitions "Financial Instruments": Financial instruments which are issued by the Company and listed or applied for listing on a regulated market, as well as financial instruments whose value depend on such financial instruments.The term "financial instruments" is defined in Article 2 of the Market Abuse Regulation and includes inter alia shares, warrants, convertible bonds, bonds, options and futures/forwards. "Inside Information": Precise information about Financial Instruments, the Company or other matters which is suited to influence the price of Financial Instruments noticeably, and which is not publicly available or commonly known in the market. "Material Non-Public Information": Information is generally considered "material" if there is a substantial likelihood that an investor would reasonably consider the information important in making an investment decision, or the information is reasonably certain to have a substantial effect on the price of the Company's securities. Information is non-public until it has been effectively communicated to the market place and the investing public has had a reasonable period of time to react to the information. "Precise information" means information which indicates that one or more circumstances or events have occurred or may reasonably be expected to occur, and which are adequately specific to draw a conclusion regarding the possible influence of these circumstances or events on the price of Financial Instruments. "Information which is suited to influence the price of Financial Instruments noticeably" means information which a reasonable investor is likely to use as a part of his/her investment decision. "Transaction": Subscription, purchase, sale or exchange. 3. Prohibition Against Misuse of Inside Information and Material Non-Public Information 3.1 Transactions with Financial Instruments, or incitement of such, shall not be made by Employees who are in possession of Inside Information or Material Non-Public Information. 3.2 The prohibition in section 3.1 only applies to misuse of Inside Information or Material Non- Public Information and does not prevent inter alia the normal performance of any previously entered into option or future/forward contract upon expiry of the contract.

Prepared by: Approved by: Last updated: Version: Thommessen Board of Directors 1 September 2023 4.0 3.3 The prohibition in section 3.1 applies for Transactions both for own and another person's account, regardless of whether the Transaction is made in own or another person's name. Consequently, it is not possible to evade the prohibition by inventing creative schemes involving third parties. 3.4 As a precautionary measure, Employees shall not engage in Transactions with Financial Instruments, or incitement of such, if they are unsure whether they are in possession of Inside Information or Material Non-Public Information. 3.5 If an assignment for a Transaction with Financial Instruments is given but not carried out when the Inside Information or Material Non-Public Information is made known to the principal, you are not allowed to cancel or amend such assignment. 4. Duty of Confidentiality and Due Care in Information Handling 4.1 Employees who are in possession of Inside Information or Material Non-Public Information shall not disclose such information to unauthorized parties. 4.2 Employees who are in possession of Inside Information or Material Non-Public Information shall show due care when handling such information, so that Inside Information or Material Non-Public Information does not come into the possession of unauthorised parties or is misused. 4.3 Employees shall not, under any circumstance, disclose Inside Information or Material Non- Public Information to analysts, representatives from the financial market, journalists or representatives of any press agency without prior consent of the CFO. 4.4 The duty of confidentiality pursuant to section 4.1 does not prohibit disclosure of Inside Information or Material Non-Public Information to other Employees of the Company as part of the normal exercise of a the employment or in the normal exercise of a profession or other duties. The duty of confidentiality does not prohibit disclosure of information to Oslo Børs, the Commission, the NYSE or other relevant authorities. All disclosure of Inside Information or Material Non-Public Information shall be made under due consideration of the duty of confidentiality. 4.5 Employees shall disclose all Inside Information or Material Non-Public Information which they obtain knowledge of by virtue of their employment to the CFO or its appointee. The information shall be disclosed to the CFO immediately after coming to the Employee's knowledge. 4.6 If an Employee as part of the Company's business is required to disclose Inside Information or Material Non-Public Information to third parties, such disclosure shall be approved in advance by the CFO.

Prepared by: Approved by: Last updated: Version: Thommessen Board of Directors 1 September 2023 4.0 5. Prohibition Against Giving Advice 5.1 Employees in possession of Inside Information or Material Non-Public Information shall not give advice on trading in the Financial Instruments to which the Inside Information or Material Non-Public Information pertains. 5.2 The prohibition in section 5.1 includes advice on desisting from trading. 6. Clearance for Trading in Securities 6.1 For all trading of securities (sales and purchases) clearance shall be sought by the employee from the CFO. The request shall be submitted in a separate form attached as Schedule 1. 7. Penalties and Sanctions 7.1 Wilful or negligent violation of the provisions in the Securities Trading Act on misuse of Inside Information, duty of confidentiality and due care in information handling or prohibition against giving advice, or complicity thereto, is a criminal offence pursuant to the Securities Trading Act chapter 21 and the Market Abuse Regulation. 7.2 Any person who wilfully or negligently misuses Inside Information, or contributes thereto, is punished by fines and/or imprisonment. 7.3 Any person who wilfully or negligently violates the duty of confidentiality and due care of information handling or the prohibition against giving advice, or contributes thereto, is liable to punishment by fines or imprisonment up to one year. 7.4 The U.S. Department of Justice and regional U.S. Attorney's offices carry out criminal prosecutions of individuals who violate U.S. federal securities laws. A person can be subject to some or all of the penalties listed below, even if he or she does not personally profit from the alleged insider trading. 7.5 Civil/criminal penalties may include: • Civil injunctions • Treble damages • Disgorgement of profits • For violation of the prohibition against sharing inside information (MAR Article 15), prohibition against insider trading (MAR Article 15) and unreasonable business methods, physical persons may be fined an amount up to NOK 43 million; and legal persons may be fined an amount up to NOK 127 million or 15% of the total annual turnover in the most recent approved annual accounts;

Prepared by: Approved by: Last updated: Version: Thommessen Board of Directors 1 September 2023 4.0 • For violation of the duty of notification of inside information (MAR Article 17) and the duty to prevent and disclose market abuse (MAR Article 16), physical persons may be fined an amount up to NOK 9 million; and legal persons may be fined an amount up to NOK 22 million or 2% of the total annual turnover in the most recent approved annual accounts; • For violation of the insider list obligations (MAR Article 18) and transactions carried out by primary insiders (MAR Article 19); physical persons may be fined an amount up to NOK 5 million; and legal persons may be fined an amount up to NOK 9 million; • The fine may also be calculated to up to three times the amount of profit gained (or loss avoided), if this results in a higher amount; and • Prohibition (which may be permanent) from any business or venture which relates directly or indirectly to securities. • Imprisonment and/or fines 7.6 This manual is part of the company regulations of the Company. Any breach of this manual may affect the offender's employment. ***

Prepared by: Approved by: Last updated: Version: Thommessen Board of Directors 1 September 2023 4.0 REQUEST FOR CLEARANCE OF TRANSACTION WITH FINANCIAL INSTRUMENTS ISSUED BY FLEX LNG LTD. OR RELATED FINANCIAL INSTRUMENTS To the CFO of Flex LNG Ltd.: The undersigned requests clearance for the following transaction: Type of financial instrument: Number of financial instruments: Transaction type (e.g. purchase or sale): The undersigned is not aware of information about the financial instruments or other matters which is suited to influence the price of the financial instruments or related financial instruments noticeably, and which is not publicly available or commonly known in the market. To the extent the undersigned is aware of ongoing processes which may cause information as mentioned, the undersigned has discussed this with the relevant persons. Place/date: Name: Signature: * * * DECLARATION BY THE CFO The above request for clearance is: approved refused If the request for clearance is approved: If the transaction is not carried out within three (3) calendar days after the date of this declaration, a new request for clearance must be submitted. Please note that the transaction cannot be carried out if Inside Information or Material Non-Public Information is received. Place/date: Signature: